SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) August 8, 2001
                                  -------------
                                   Dicut, Inc.
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

               ---------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                   000-30161                        52-2204952
           -----------------------------------------------------------
           (Commission File Number)   (IRS Employer Identification No.

            7270 Woodbine Avenue, Suite 200, Markham, Ontario L3R 4B9
           -----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (905) 947-9925
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                     12140 Cotorro Way, San Diego, CA 92128
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

On August 8, 2001, the Company consented to transferring back to Fred McNorton, Licensor, and to the termination of all of its rights under the Manufacturing and Marketing Exclusive License Agreement dated March 15, 1997, as the new board of directors has no further interest in pursuing the development of the Hydronic Low Pressure Heating and Air Conditioning System under said License Agreement. Such termination of rights was carried out with the consent of both parties and for no consideration.

Item 5. Other Events.


(i) On August 8, 2001, the Company accepted the resignations of Fred McNorton and Richard Davis as Directors and Officers of the Company.

(ii) On August 8, 2001, the Company elected Stephen Nemergut as President and appointed him to the Board of Directors.

(iii) On August 8, 2001, the Company elected Pierre Quilliam as Secretary and Treasurer, and appointed him to the Board of Directors.

(iv) On August 15, 2001, the Company entered into a letter of agreement with Cutting Edge Shape CD Inc., to purchase its shares in exchange for 8 Million restricted shares of the Company. The transaction is scheduled to close following satisfactory due diligence of Cutting Edge's books and records.

Cutting Edge is located in Toronto, Canada and is in the business of designing, manufacturing and distributing shaped CD ROMs used as promotional vehicles and business cards.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

                                    DICUT,INC.

Date:  August 23, 2001             By: /s/ Pierre Quilliam
                                   -----------------------
                                       Pierre Quilliam
                                       Secretary